UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2007

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2007, Celsion Corporation (the “Company”) issued a press release disclosing that it had entered into a Settlement and License Agreement with American Medical Systems, Inc. and AMS Research Corporation (together, “AMS”) that settles the patent dispute alleging that the Company’s Prolieve Thermodilatation® system infringed certain of AMS’ patents.

Under the terms of the Settlement and License Agreement, the Company will pay to AMS an up-front payment and royalty payments based on sales of its Prolieve product to acquire a license to AMS’ patents for the use of microwave energy to treat Benign Prostatic Hyperplasia (BPH) and prostatitis. The Settlement and License Agreement concludes the litigation that was pending between the two parties.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on February 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: February 9, 2007	By:	/s/ Anthony P. Deasey
Anthony P. Deasey Executive Vice President, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by the Company on February 7, 2007